Exhibit 99.1

THE ODP CORPORATION RESPONDS TO PROPOSAL BY SYCAMORE PARTNERS, OWNER OF STAPLES, TO SIGN A LETTER OF INTENT TO SELL VARIOUS ODP ASSETS TO STAPLES FOR AN UNSPECIFIED PRICE

Proposal Contemplates Acquisition of B2B Assets That Are Part of ODP’s Continuing B2B Growth Strategy

Proposal Lacks Basic Material Terms, Including Purchase Price, and Any Commitment by Staples to Complete the Proposed Transaction

ODP Again Urges Sycamore to Pursue Alternative of Combining ODP and Staples Retail Businesses

BOCA RATON, Fla. — March 15, 2021 – The Board of Directors of The ODP Corporation (“ODP,” or the “Company”) (NASDAQ: ODP), a leading provider of business services, products and digital workplace technology solutions through an integrated B2B distribution platform, today responded to and rejected unanimously a proposal from USR Parent Inc., the Sycamore-affiliated owner of Staples (“Staples”), to acquire various ODP assets.

Staples’ proposal was contained in a letter dated March 10, 2021, from Stefan Kaluzny, Managing Director of Sycamore Partners and a Member of the Board of Directors of USR Parent, Inc., and accompanied by a letter of intent (the “LOI”) by which Staples proposed that the parties would announce the contemplated sale of various ODP assets to Staples and would commit to seek regulatory approval for such transaction.

The ODP Board carefully reviewed the letter and the LOI in consultation with its financial and legal advisors, and determined that ODP, in the best interest of its shareholders, cannot agree to the proposal. The Board noted in its response that Staples did not provide a valuation of the assets that Staples sought to acquire, which include certain B2B businesses of ODP. The Board further noted that the LOI, which contemplated a binding commitment to seek regulatory approval, also did not include any obligation on the part of Sycamore or Staples to proceed with the transaction, agree to a purchase price, or assume any related regulatory risk.

ODP reiterated that, as it has previously stated — including in its letter to Staples dated January 19, 2021 — the Company is open to combining its retail and consumer-facing ecommerce operations with Staples under the right set of circumstances and on mutually acceptable terms, including in the form of a joint venture or potential sale of such assets by ODP. ODP encouraged Staples once again to engage on the basis of that approach.

The full content of the ODP Board’s letter dated March 15, 2021, as well as Staples’ March 10 letter and accompanying LOI, are set forth below.

ODP Board Letter, dated March 15, 2021

March 15, 2021

Mr. Stefan Kaluzny

USR Parent Inc.

Sycamore Partners Management, L.P.

9 West 57th Street, 31st Floor

New York, New York 10019

Mr. Kaluzny,

The Board of Directors of The ODP Corporation (“ODP”) received your letter dated March 10, 2021 (the “March 10 Letter”) and the Non-Binding Letter of Intent (the “LOI”) attached to it. Copies of your March 10 Letter and the LOI are enclosed. Your March 10 Letter is the first time we have heard from you since we were informed that Sycamore Partners and USR Parent, Inc. (“Staples”) do not want to engage in substantive discussions until the regulatory process is completed.

The Board has carefully reviewed the March 10 Letter and the LOI in consultation with our financial and legal advisors, and has determined that ODP, in the best interest of its shareholders, cannot agree to such a proposal.

To summarize the terms of your proposal, the LOI provides that:

•

ODP would sell to Staples at an unspecified price its retail and consumer-facing ecommerce operations, its B2B-related assets of Grand & Toy (its Canadian subsidiary which has no retail stores), the Federation companies (which have no retail stores), and all U.S. distribution centers, as well as ODP’s global corporate headquarters;

•

ODP would be obligated to submit the letter of intent to the U.S. Federal Trade Commission and the Canadian Competition Bureau as a basis for continuing the burdensome and expensive regulatory reviews initiated at Staples’ request, and would be obligated for an indefinite period of time to use its efforts to obtain regulatory approval for this proposed transaction;

•

ODP would be obligated to announce this proposed transaction, which contains no agreement on the purchase price for our assets or on any of the terms and conditions of the transition services agreement, intellectual property license agreement, or sales/leaseback agreements that you would require according to your LOI; and

•

Staples would not be subject to any commitment with respect to a proposed purchase price or any other terms of this proposed transaction, but instead you would “expect to negotiate the purchase price” at a later time.

As is evident in this summary, you are proposing no valuation of the assets you wish to acquire, no timeframe for completing a transaction and no obligation on Sycamore or Staples to proceed with the transaction, agree to a purchase price, or take on any of the regulatory risk.

As ODP has previously stated, including in our letter to you dated January 19, 2021, we are open to combining our retail and consumer-facing ecommerce operations with Staples under the right set of circumstances and on mutually acceptable terms, including in the form of a joint venture or potential sale of such assets by ODP. This remains the case. ODP does not propose, however, that the Federated Companies or Grand & Toy, which are B2B businesses, or any of its U.S. distribution centers, which are part of ODP’s B2B business strategy, would be included in any such sale or joint venture.

With respect to Grand & Toy specifically, as you are aware, the Canadian Competition Bureau has already informed both parties of its preliminary view that, although it has reached no firm conclusions, Grand & Toy customers and suppliers have raised serious concerns with the proposed transaction and no significant change to the competitive landscape appears to have occurred since the prior review of the proposed transaction in 2016 which would meaningfully mitigate those concerns.

Following receipt of your March 10 Letter, we contacted your advisors who informed us that you do not want to engage in discussions about any proposal other than what you set forth in the LOI. We once again urge you to instruct your financial and legal advisors to enter into a constructive dialogue so that we can provide both companies with the opportunity to share in the benefits, as well as the risks, of a potential combination of our retail and consumer-facing ecommerce operations while maximizing value for our respective shareholders. In order to be constructive, any such dialogue must include a discussion of valuation and other key proposed terms as well as the appropriate allocation of the regulatory risk.

In the meantime, we will continue to focus on building our B2B strategy and other growth initiatives.

Sincerely,

Joseph S. Vassalluzzo

Chairman of the Board of Directors of The ODP Corporation

Staples’ Letter, dated March 10, 2021

USR Parent, Inc.

500 Staples Drive

Framingham, MA 01702

March 10, 2021

Board of Directors

The ODP Corporation

6600 North Military Trail

Boca Raton, FL 33496

Ladies and Gentlemen:

USR Parent, Inc., on behalf of itself and certain of its affiliates (“Staples”), is pleased to present this revised proposal to The ODP Corporation (together with its subsidiaries, “ODP” or the “Company”) to acquire certain of the Company’s assets as outlined in the Non-Binding Letter of Intent (“LOI”) attached hereto. Capitalized terms used in this letter without definition shall have the meanings ascribed thereto in the LOI.

The attached LOI describes in detail the assets that Staples proposes to acquire from the Company, and we are prepared to immediately sign the LOI and pivot towards the Proposed Transaction described therein. We believe that moving forward on this basis offers the following benefits: (1) the simplified Proposed Transaction, whereby the Company would retain its core U.S. based B2B Contracts business, should expedite the review of the Proposed Transaction by the appropriate competition authorities; (2) the proposed public announcement of the parties’ intent to pivot to the simplified Proposed Transaction will remove the ongoing uncertainty posed by Staples’ previously announced plans to commence a tender offer for the Company’s outstanding common stock; and (3) the proposed public announcement of the Company’s plans to retain its U.S. based B2B Contracts business will eliminate the current uncertainty surrounding the fate of this business unit.

We would expect to negotiate the purchase price for the Acquired Assets once the parties make further progress to advance the requisite competition clearances for the Proposed Transaction with the Federal Trade Commission and Canadian Competition Bureau. In connection therewith, we would expect to provide you with separate purchase prices for each of the Company’s U.S. corporate headquarters and the Company’s Federation business unit and, in the event that the parties are unable to agree on mutually satisfactory purchase prices for the foregoing two assets, the Company may elect to exclude such assets from the Proposed Transaction.

Please contact me with any questions regarding our proposal.

Sincerely,
USR PARENT, INC.

By:
Stefan Kaluzny, on behalf of the Board of
Directors of USR Parent, Inc.

LOI

CONFIDENTIAL

PROJECT FOREST

NON-BINDING LETTER OF INTENT

This non-binding Letter of Intent (“LOI”) outlines the principal terms and conditions of a proposed transaction between The ODP Corporation and its subsidiaries (“ODP” or the “Company”) and USR Parent, Inc. and certain of its affiliates (“Staples”).

Acquired Assets

Upon the consummation of the proposed transaction (the “Proposed Transaction”), Staples will acquire from the Company:

1.  the Company’s Consumer Business, including but not limited to, the Retail Division (stores), the Direct Division (OfficeDepot.com and direct sales channel) and the related assets;

2.  all Canadian business operations, assets, and real estate owned by the Company (Grand & Toy);

3.  all of the Company’s owned distribution centers located in the U.S., which U.S. based distribution centers will be leased back to the Company;

4.  the Company’s U.S. corporate headquarters, which will be leased back to the Company; and

5.  the Company’s Federation business unit (all of the foregoing described in this paragraph collectively, the “Acquired Assets”).

In connection with the Proposed Transaction, in addition to a purchase and sale agreement with respect to the Acquired Assets, Staples and the Company will enter into certain other agreements to be mutually agreed to by the parties, including, but not limited to, a mutually satisfactory transition services agreement, intellectual property license agreement, and leases for the sale leaseback real estate.

For the avoidance of doubt, except to the extent expressly provided above, the Company will retain ownership of its U.S. based B2B Contracts Business and CompuCom.

Purchase Price	The parties expect to negotiate the purchase price for the Acquired Assets once the parties make further progress to advance the requisite competition clearances for the Proposed Transaction with the Federal Trade Commission and the Canadian Competition Bureau.

Submission of LOI to Competition Authorities	Promptly following the execution and delivery of this LOI, the parties will submit a copy of this LOI to the Federal Trade Commission and the Canadian Competition Bureau to inform such authorities of the Proposed Transaction, and the parties will cooperate and use commercially reasonable efforts to obtain approval for the Proposed Transaction as expeditiously as possible following the date hereof.

Public Announcement	Promptly following the execution and delivery of this LOI, the parties will make a mutually agreed upon public announcement regarding the transactions contemplated hereby, and Staples will confirm its intention not to pursue its previous plans to make a tender offer for the Company’s outstanding shares of common stock.

Except for the paragraphs entitled “Submission of LOI to Competition Authorities” and “Public Announcement” (which paragraphs will be binding on the parties), this LOI does not constitute a binding agreement and is intended to serve only as a basis for discussion of the major prospective business terms that would apply to the transactions contemplated hereby. Detailed terms that would be incorporated in the definitive transaction documents, if any, will need to be agreed upon during the negotiations between parties prior to forming any binding and enforceable contract, and no party will have any legally binding obligation to the others unless and until such definitive transaction agreements are executed (other than with respect to the paragraphs entitled “Submission of LOI to Competition Authorities” and “Public Announcement”, which paragraphs will be binding on the parties).

ACKNOWLEDGED AND AGREED TO AS OF THE DATE WRITTEN BELOW:

THE ODP CORPORATION

By:
Its:
Date:

USR PARENT, INC.

By:
Its:
Date:

About The ODP Corporation

The ODP Corporation (NASDAQ:ODP) is a leading provider of business services and supplies, products and digital workplace technology solutions to small, medium and enterprise businesses, through an integrated business-to-business (B2B) distribution platform, which includes world-class supply chain and distribution operations, dedicated sales professionals and technicians, online presence, and approximately 1,200 stores. Through its banner brands Office Depot®, OfficeMax®, CompuCom® and Grand&Toy®, as well as others, the Company offers its customers the tools and resources they need to focus on their passion of starting, growing and running their business. For more information, visit news.theodpcorp.com and investor.theodpcorp.com.

The ODP Corporation and Office Depot are trademarks of The Office Club, Inc. OfficeMax is a trademark of OMX, Inc. CompuCom is a trademark of CompuCom Systems, Inc. Grand&Toy is a trademark of Grand & Toy, LLC in Canada. ©2020 Office Depot, LLC. All rights reserved. Any other product or company names mentioned herein are the trademarks of their respective owners.

FORWARD LOOKING STATEMENTS

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations, cash flow or financial condition, the potential impacts on our business due to the unknown severity and duration of the COVID-19 outbreak, or state other information relating to, among other things, the Company, based on current beliefs and assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “outlook,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” “propose” or other similar words, phrases or expressions, or other variations of such words. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of the Company’s control. There can be no assurances that the Company will realize these expectations or that these beliefs will prove correct, and therefore investors and stakeholders should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, highly competitive office products market and failure to differentiate the Company from other office supply resellers or respond to decline in general office supplies sales or to shifting consumer demands; competitive pressures on the Company’s sales and pricing; the adverse effects of an unsolicited tender offer on our business, operating results or financial condition; the risk that the Company is unable to transform the business into a service-driven, B2B platform that such a strategy will not result in the benefits anticipated; the risk that the Company may not be able to realize the anticipated benefits of acquisitions due to unforeseen liabilities, future capital expenditures, expenses, indebtedness and the unanticipated loss of key customers or the inability to achieve expected revenues, synergies, cost savings or financial performance; the risk that the Company is unable to successfully maintain a relevant omni-channel experience for its customers; the risk that the Company is unable to execute both the Business Acceleration Program and the Maximize B2B Restructuring Plan successfully or that such program and plan will not result in the benefits anticipated; the risk that the Company will not be successful in maximizing the full potential of its CompuCom Division; failure to effectively manage the Company’s real estate portfolio; loss of business with government entities, purchasing consortiums, and sole- or limited- source distribution arrangements; failure to attract and retain qualified personnel, including employees in stores, service centers, distribution centers, field and corporate offices and executive management, and the inability to keep supply of skills and resources in balance with customer demand; failure to execute effective advertising efforts and maintain the Company’s reputation and brand at a high level; disruptions in computer systems, including delivery of technology services; breach of information technology systems affecting reputation, business partner and customer relationships and operations and resulting in high costs; unanticipated downturns in business relationships with customers or terms with the suppliers, third-party vendors and business partners; disruption of global sourcing activities, evolving foreign trade policy (including tariffs imposed on certain foreign made goods); exclusive Office Depot branded products are subject to additional product, supply chain and legal risks; product safety and quality concerns of manufacturers’ branded products and services and Office Depot private branded products; covenants in the credit facility; a general disruption in the credit markets; incurrence of significant impairment charges; retained responsibility for liabilities of acquired companies; fluctuation in quarterly operating results due to seasonality of the Company’s business; changes in tax laws in jurisdictions where the Company operates; increases in wage and benefit costs and changes in labor regulations; changes in the regulatory environment, legal compliance risks and violations of the U.S. Foreign Corrupt Practices Act and other worldwide anti-bribery laws; volatility in the Company’s common stock price; changes in or the elimination of the payment of cash dividends on Company common stock; macroeconomic conditions such as future declines in business or consumer spending; increases in fuel and other commodity prices and the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; unexpected claims, charges, litigation, dispute resolutions or settlement expenses; catastrophic events, including the impact of weather events on the Company’s business; the discouragement of lawsuits by shareholders against the Company and its directors and officers as a result of the exclusive forum selection of the Court of Chancery, the federal district court for the District of Delaware or other Delaware state courts by the Company as the sole and exclusive forum for such lawsuits; impacts of the Company’s adoption of a limited duration shareholder rights plan including potential deterrence of unsolicited offers to acquire the Company; and the impact of the COVID-19 pandemic on the Company’s business, including on the demand for its and our customers’ products and services, on trade and transport restrictions and generally on our ability to effectively manage the impacts of the COVID-19 pandemic on our business operations. The foregoing list of factors is not exhaustive. Investors and shareholders should carefully consider the foregoing factors and the other risks and uncertainties described in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission. The Company does not assume any obligation to update or revise any forward-looking statements.

CONTACTS:

Tim Perrott

Investor Relations

561-438-4629

Tim.Perrott@officedepot.com

Danny Jovic

Media Relations

561-438-1594

Danny.Jovic@officedepot.com

Jeremy Fielding / Ruth Pachman

Kekst CNC

Jeremy.Fielding@kekstcnc.com / Ruth.Pachman@kekstcnc.com